                                   EXHIBIT 11

                Helene Curtis Industries, Inc. and Subsidiaries
                       COMPUTATIONS OF EARNINGS PER SHARE
                 (Dollars in thousands, except per-share data)


                                                                    For the Three Months
                                                                        Ended May 31,
                                                                 ----------------------------
                                                                   1995               1994
                                                                 ---------          ---------
Primary earnings per share:

  Net earnings                                                   $     191          $   1,436
                                                                 =========          =========

  Weighted average number of
     shares outstanding:
  Common and Class B Common Shares                               9,439,954          9,443,785
  Common stock equivalents                                          84,054             13,812
                                                                 ---------          ---------

  Total                                                          9,524,008          9,457,597
                                                                 =========          =========

  Primary earnings per share                                     $    0.02          $    0.15
                                                                 =========          =========


Fully diluted earnings per share:

  Net earnings                                                   $     191          $   1,436
                                                                 =========          =========

  Weighted average number of
     shares outstanding:
  Common and Class B Common Shares                               9,439,954          9,443,785
  Common stock equivalents                                          83,312             12,433
                                                                 ---------          ---------

  Total                                                          9,523,266          9,456,218
                                                                 =========          =========

  Fully diluted earnings per share                               $    0.02          $   0.15
                                                                 =========          =========


Note:
Fully diluted amounts are not included on the face of the consolidated statements of earnings because they differ from primary earnings per share by less than 3%.




                                     -13-